UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

Commission file number 001-33606
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VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Current Report on Form 8-K filed by Validus Holdings, Ltd. (the “Company”) on November 30, 2012 to include financial statements and pro forma financial information required by Parts (a) and (b) of Item 9.01 of Form 8-K that are being filed by amendment no later than 71 calendar days after the initial Form 8-K was required to be filed with the Securities and Exchange Commission (the “SEC”). Such financial statements and pro forma financial information are required as a result of the Company's November 30, 2012 acquisition of Flagstone Reinsurance Holdings, S.A. (“Flagstone”) by a two-step merger of Validus UPS, Ltd. (“Validus UPS”), a wholly owned subsidiary of the Company, with and into the successor in interest to Flagstone pursuant to the terms of that certain Agreement and Plan of Merger, dated as of August 30, 2012, by and among the Company, Flagstone and the other parties named therein (the “Merger Agreement”).

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited consolidated balance sheets of Flagstone and its subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2011 are incorporated by reference herein from Flagstone's Annual Report on Form 10-K for the year ended December 31, 2011 filed the SEC on March 13, 2012.
The unaudited condensed consolidated balance sheet of Flagstone and its subsidiaries as of September 30, 2012 and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders' equity and cash flows for the nine months ended September 30, 2012 are incorporated herein by reference from Flagstone's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012 filed with the SEC on October 29, 2012.

(b)	Pro forma financial information

On November 30, 2012, pursuant to the Merger Agreement, the Company acquired all of the outstanding common shares of Flagstone in exchange for 0.1935 Company common shares and $2.00 cash per Flagstone common share (the "Merger"). The aggregate purchase price paid by the Company was $646,037 in cash and stock.
The Company is furnishing certain pro forma financial information that gives effect to the Merger as if it had occurred on September 30, 2012 for the purposes of the unaudited condensed consolidated pro forma balance sheet and at January 1, 2011 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2011 and nine months ended September 30, 2012.
The attached unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of the Company or a combined company.
The unaudited condensed consolidated pro forma financial information should be read in conjunction with Company's Form 10-Q for the quarter ended September 30, 2012 (the “Validus 10-Q”), the Company's Form 10-K for the year ended December 31, 2011 (the “Validus 10-K”), Flagstone's Form 10-Q for the quarter ended September 30, 2012, and Flagstone's 10-K for the year ended December 31, 2011, each as filed with the SEC.
The pro forma information is subject to risks and uncertainties, including those discussed in the Validus 10-Q and the Validus 10-K under the captions “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements.”

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Unaudited Condensed Consolidated Pro Forma Financial Information
23	Consent of Independent Registered Public Accounting Firm

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2013

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President and General Counsel